Exhibit 99.2

National Fuel Gas Company RELEASE DATE: July 29, 2004	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS THIRD QUARTER RESULTS

        (July 29, 2004) Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended June 30, 2004 of $32.56 million or $0.39 per share, an increase of $30.35 million from the prior year’s third quarter earnings of $2.21 million or $0.03 per share (note: all references to earnings per share are to diluted earnings per share).

        Excluding non-recurring items, earnings for the quarter were $33.3 million or $0.40 per share, an increase of $8.5 million from the prior year’s third quarter. Earnings before non-recurring items for the quarter ended June 30, 2004 exclude a $0.8 million (after tax) adjustment related to the Company’s September 2003 sale of portions of its timber properties. Earnings before non-recurring items for the quarter ended June 30, 2003 exclude a $22.6 million (after tax) full cost ceiling test write-down of Canadian oil and gas properties. See further discussion of non-recurring items and a reconciliation of reported earnings to earnings before non-recurring items provided in the tables following this document.

        The increase in earnings before non-recurring items from the prior year was mainly the result of higher commodity prices and lower operating expenses in the Exploration and Production segment which more than offset an anticipated decline in production. Increased earnings in the Energy Marketing and International segments due to higher margins were offset by lower earnings in the Utility segment which resulted from lower margins and higher operating costs.

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: “I am pleased with the Company’s performance for the quarter. Each of our business segments either contributed positively to earnings, or in the case of International, reduced its quarterly loss and contributed positively for the nine months. In particular, sustained high prices for oil and gas have caused us to increase our 2004 earnings guidance for the second time this year and bode well for the future of our Exploration and Production segment.* We are also pleased that the strength of our balance sheet and cash flow puts us in a strong position to take advantage of growth opportunities that may arise.* Strong commodity prices have allowed us to achieve a hedged position in the 60% range for fiscal 2005 production.”

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3rd Quarter Release
July 29, 2004

DISCUSSION OF THIRD QUARTER EARNINGS BY SEGMENT

        Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Third Quarter Earnings by Segment, Discussion of Nine Month Results, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided in the tables following this document.

Regulated segments

        In the Utility segment earnings of $4.2 million for the quarter ended June 30, 2004, were down $3.9 million from the prior year’s third quarter.

        In the New York Division, earnings decreased by $1.5 million principally due to a $2.3 million (after tax) decrease in margin on retail sales and transportation services and a $0.9 million (after tax) increase in operation and maintenance expense. The decrease in margin was caused by gas cost timing differences that occurred in the third and fourth quarters of fiscal 2003 and a decrease in normalized volumes. The rise in operation and maintenance expense was driven mostly by pension and post retirement expense. Offsetting the above factors was lower interest expense of $1.4 million (after tax).

        For the Pennsylvania Division, earnings decreased by $2.4 million principally due to a $1.9 million (after tax) increase in operation and maintenance expense and a $0.7 million (after tax) decrease in margin associated with warmer weather (which was 20% warmer than the prior year). As previously disclosed, on January 15, 2004, the Company implemented a $3.5 million annual base rate increase in its Pennsylvania jurisdiction. The revenue impact of the rate increase during the quarter ended June 30, 2004 of $0.5 million (after tax) was more than offset by higher pension, post retirement and uncollectibles expense.

        In the Pipeline and Storage segment, earnings of $12.1 million for the quarter ended June 30, 2004 were up $0.4 million from the prior year’s third quarter. Increased efficiency gas revenues were largely offset by lower transportation margins.

Exploration and Production segment

        Seneca Resources Corporation’s (“Seneca”) earnings for the third quarter 2004 of $14.8 million were up $7.6 million from the prior year’s third quarter primarily due to higher crude oil and natural gas prices and lower operating expenses. For the quarter ended June 30, 2004, the weighted average oil price (after hedging) was $27.53, an increase of $6.37/Bbl or 30% from the prior year’s quarter. The weighted average natural gas price (after hedging) was $5.25, an increase of $0.42/Mcf or 9%. The decrease in operating expenses was principally the result of the September, 2003 sale of the Company’s Southeast Saskatchewan oil properties.

        Seneca’s 2004 third quarter production of 15.2 Bcfe, while down 2.6 Bcfe from the prior year’s third quarter, was consistent with the Company’s quarterly production assumptions. Lower Canadian production accounted for the majority of this decline due to the Saskatchewan oil properties sale.

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3rd Quarter Release
July 29, 2004

        Seneca participated in the drilling on two key exploratory wells completed this quarter. In Canada, the drilling of the third Sukunka well has been completed. Seneca’s working interest in this area is 20%. It is anticipated that one more well will be drilled in the Sukunka area during the next year.*

        In the Gulf of Mexico, Newfield Exploration Company announced that it had made a discovery in the West Cameron 77/96 block area. Log analysis indicated the well encountered 120 feet of net pay. After payout, Seneca will back-in to an 11.25% working interest in this well and will have the opportunity to participate in further development wells.* Seneca expects the operator to propose its future development plans during the next three months.* It is not known when this well will be placed on production.*

        Seneca drilled 21 wells with a 100% success rate during the quarter. It expects to increase its drilling activity during the fourth quarter as weather conditions improve.* Two rigs will be drilling in each of its Canadian and East divisions.* Seneca also increased its hedge positions for the remainder of fiscal 2004 and for fiscal 2005. The current hedging summary is included in the tables following this document.

Other segments

        The International segment’s 2004 third quarter net loss of $1.6 million improved $1.9 million compared with the same period in the prior year primarily due to increased sales. Heating and electric throughput increased because weather was approximately 22% colder than the prior year.

        The Energy Marketing segment’s earnings for the quarter ended June 30, 2004 of $1.2 million were up $1.3 million from the same period in the prior year. The increase in earnings is mainly due to the absence of the combined effects of local distribution company operational constraints, price volatility and weather related demand swings that occurred during the winter of 2003. The absence of these effects was somewhat offset by a decrease in sales volumes.

        The Timber segment’s third quarter earnings of $1.4 million were $0.4 million higher than the prior year’s third quarter principally due to an increase in sales of cherry logs. Sales of cherry veneer logs during the quarter, which command the highest margins, increased by approximately 102,000 board feet or 22% from the prior year.

        Earnings in the Corporate and All Other category increased by $0.8 million mostly due to the Company’s June 2003 acquisition of Toro Partners, LP, which operates eight short-distance landfill gas pipelines.

DISCUSSION OF NINE MONTH RESULTS

        Reported earnings for the nine months ended June 30, 2004 were $158.8 million or $1.92 per share, an increase of $38.0 million from the prior year’s earnings of $120.8 million. Excluding non-recurring items for each period, earnings for the nine months ended June 30, 2004 were

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3rd Quarter Release
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$156.2 million or $1.89 per share, an increase of $3.9 million from the prior year’s earnings before non-recurring items of $152.3 million.

        Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Nine Month Results and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided in the tables following this document.

        In the Utility segment, lower normalized volumes in New York, warmer weather in Pennsylvania, and higher bad debt, pension and post retirement expenses, offset by lower interest expense were the principal contributors to the $11.1 million decrease in that segment’s earnings. As anticipated, usage decreased on a normalized basis due to the conservation efforts of our residential and commercial customers. Pension and post retirement expense increased as the result of the July 25, 2003 Settlement Agreement with the State of New York Public Service Commission. Under that Settlement Agreement, the Company is required to record an additional $8.0 million (before tax) of pension and post retirement expense for the year ending September 30, 2004 without a corresponding increase in revenues.

        In the Pipeline and Storage segment, earnings increased $3.3 million due to higher efficiency gas revenues, lower interest expense, and the Company’s February 2003 acquisition of the Empire State Pipeline.

        Earnings in the Exploration and Production segment were up $10.0 million primarily due to increased crude oil and natural gas prices. Lower operating and interest expenses also contributed to improved earnings. Lower production volumes, particularly in Canada and the Gulf of Mexico and a higher effective tax rate partially offset the impact of higher prices and lower operating and interest expense. Production for the first nine months of fiscal 2004 was 46.6 Bcfe. Production for the fourth quarter of fiscal 2004 is expected to be in the range of 13 to 15 Bcfe, keeping pace with Seneca’s fiscal 2004 production forecast of 57 to 62 Bcfe.*

        In the International segment, earnings were up $3.3 million due to lower interest expense and an increase in the value of the Czech koruna compared to the U.S. dollar. Higher operating costs partially offset the increase.

        The Energy Marketing segment’s earnings were down $0.2 million, mostly due to the impact of lower throughput, which was the result of warmer weather and the loss of several large volume customers, offset by the positive impact of the non-recurrence of the combined effects of the operational constraints, price volatility and demand swings experienced during the winter of 2003.

        In the Timber segment, earnings decreased by $4.0 million due to the Company’s July 2003 sale of a portion of its timber property. While sales of cherry logs were higher in the quarter, over the nine months sales decreased by approximately 1.3 million board feet or 30% from the prior year.

        Earnings in the Corporate and All Other category increased by $2.6 million mostly due to the Company’s June 2003 acquisition of Toro Partners, LP.

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3rd Quarter Release
July 29, 2004

EARNINGS GUIDANCE

        The Company expects earnings for the fourth quarter of fiscal 2004 to be in the range of $0.07 to $0.12 per share.* Because of higher commodity prices realized in the Exploration and Production segment, the Company is increasing its fiscal 2004 earnings per share guidance to $1.96 to $2.01 per share (from $1.75 to $1.85 per share), excluding non-recurring items.* Including the non-recurring pension settlement expense, the adjustments to the Canadian oil property sale proceeds and timber sale gain and the benefit to deferred income tax expense (all of which are discussed below), earnings are expected to be in the range of $1.99 to $2.04 per share.*

        Looking ahead, the Company is providing preliminary earnings guidance for fiscal 2005 in the range of $1.75 to $1.85 per share.*

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

        The comparative consolidated earnings for the three months ended June 30, 2004 exclude an adjustment to the Company’s fiscal 2003 sale of timber properties (Timber segment). In the third quarter the Company received final timber cruise information of the properties it sold and, based on that information, determined that it had overstated the gain on the August 2003 sale by $0.8 million. The pretax amount of the adjustment is recorded as “Adjustment of Gain on Sale of Timber Properties” on the income statement. The final gain on the sale was $101.4 million.

        The comparative consolidated earnings for the three months ended June 30, 2003 exclude a $22.6 million impairment of oil and gas producing properties. Under the full cost method of accounting, Seneca is required to perform a quarterly “ceiling test.” Under the ceiling test, the present value of future revenues from Seneca’s oil and gas reserves is compared (on a country-by-country basis) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the present value of the associated future revenues, a non-cash charge must be recorded to write down the book value of the reserves to their present value. At June 30, 2003, the book value of Seneca’s Canadian properties exceeded the then present value of the associated revenues. Consequently, Seneca recorded an impairment charge of $22.6 million during the quarter ended June 30, 2003.

        Including non-recurring items, compared with the same three months in the prior fiscal year, the Exploration and Production segment’s earnings were up $30.3 million to $14.8 million, and the Timber segment’s earnings were down $0.3 million to $0.7 million.

        In addition to the adjustment of gain on sale of timber properties discussed above, the comparative consolidated earnings for the nine months ended June 30, 2004 excludes $6.4 million of expense associated with the settlement of a pension obligation, a $4.6 million benefit to earnings related to the Company’s September 2003 sale of Canadian oil properties and a $5.2 million benefit to deferred income tax expense in the International segment.

        The comparative consolidated earnings for the nine months ended June 30, 2003 excludes the $22.6 million impairment of oil and gas producing properties discussed above, an $8.3 million charge resulting from the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (International segment), and a

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3rd Quarter Release
July 29, 2004

$0.6 million charge resulting from the Company’s adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (Exploration and Production segment).

        Including non-recurring items, compared with the same nine months in the prior fiscal year, the Utility segment’s earnings were down $13.3 million, the Pipeline and Storage segment’s earnings were up $1.3 million, the Exploration and Production segment’s earnings were up $37.1 million, the International segment’s earnings were up $16.3 million, the Energy Marketing segment’s earnings were down $0.5 million, the Timber segment’s earnings were down $4.9 million and the Corporate and All Other segment’s earnings were up $2.0 million.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, July 30, 2004 at 11:00 a.m. (Eastern Daylight Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may access the live webcast by going to National Fuel’s Web site at http://www.nationalfuelgas.com and clicking on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-299-9086 and using the passcode “41571053". For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll-free) 1-888-286-8010 using passcode “67746105". Both the webcast and telephonic replay will be available until the close of business on Friday, August 6, 2004.

        National Fuel is an integrated energy company with $3.7 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:    Margaret M. Suto    716-857-6987
Media Contact:       Julie Coppola Cox    716-857-7079

* Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; availability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant

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3rd Quarter Release
July 29, 2004

changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

(Thousands of Dollars)	Three Months Ended June 30, 2004 (unaudited)	Three Months Ended June 30, 2003 (unaudited)	Nine Months Ended June 30, 2004 (unaudited)	Nine Months Ended June 30, 2003 (unaudited)
Utility
Reported earnings	$ 4,167	$ 8,088	$ 53,772	$ 67,096
Pension settlement loss	--	--	2,193	--

Earnings before non-recurring items	4,167	8,088	55,965	67,096

Pipeline and Storage
Reported earnings	12,063	11,648	36,233	34,947
Pension settlement loss	--	--	1,967	--

Earnings before non-recurring items	12,063	11,648	38,200	34,947

Exploration and Production
Reported earnings	14,822	(15,435)	44,065	6,954
Impairment of oil and gas producing properties	--	22,639	--	22,639
Adjustment of loss on sale of oil and gas producing properties	--	--	(4,645)	--
Pension settlement loss	--	--	851	--
Cumulative effect of change in accounting	--	--	--	637

Earnings before non-recurring items	14,822	7,204	40,271	30,230

International
Reported earnings	(1,612)	(3,466)	12,981	(3,359)
Pension settlement loss	--	--	385	--
Cumulative effect of change in accounting	--	--	--	8,255
Tax rate change	--	--	(5,174)	--

Earnings before non-recurring items	(1,612)	(3,466)	8,192	4,896

Energy Marketing
Reported earnings	1,241	(67)	5,588	6,131
Pension settlement loss	--	--	323	--

Earnings before non-recurring items	1,241	(67)	5,911	6,131

Timber
Reported earnings	652	988	3,871	8,730
Adjustment of Gain on Sale of Timber Properties	764	--	764	--
Pension settlement loss	--	--	78	--

Earnings before non-recurring items	1,416	988	4,713	8,730

Corporate and All Other
Reported earnings	1,230	463	2,322	300
Pension settlement loss	--	--	609	--

Earnings before non-recurring items	1,230	463	2,931	300

Consolidated
Reported earnings	32,563	2,219	158,832	120,799
Total non-recurring items from above	764	22,639	(2,649)	31,531

Earnings before non-recurring items	$ 33,327	$ 24,858	$ 156,183	$ 152,330

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

(Diluted Earnings Per Share)	Three Months Ended June 30, 2004 (unaudited)	Three Months Ended June 30, 2003 (unaudited)	Nine Months Ended June 30, 2004 (unaudited)	Nine Months Ended June 30, 2003 (unaudited)
Utility
Reported earnings	$ 0.05	$ 0.10	$ 0.65	$ 0.83
Pension settlement loss	--	--	0.03	--

Earnings before non-recurring items	0.05	0.10	0.68	0.83

Pipeline and Storage
Reported earnings	0.14	0.14	0.44	0.43
Pension settlement loss	--	--	0.02	--

Earnings before non-recurring items	0.14	0.14	0.46	0.43

Exploration and Production
Reported earnings	0.18	(0.19)	0.53	0.09
Impairment of oil and gas producing properties	--	0.28	--	0.28
Adjustment of loss on sale of oil and gas producing properties	--	--	(0.06)	--
Pension settlement loss	--	--	0.01	--
Cumulative effect of change in accounting	--	--	--	0.01

Earnings before non-recurring items	0.18	0.09	0.48	0.38

International
Reported earnings	(0.02)	(0.04)	0.16	(0.04)
Pension settlement loss	--	--	0.01	--
Cumulative effect of change in accounting	--	--	--	0.10
Tax rate change	--	--	(0.07)	--

Earnings before non-recurring items	(0.02)	(0.04)	0.10	0.06

Energy Marketing
Reported earnings	0.02	--	0.07	0.08
Pension settlement loss	--	--	--	--

Earnings before non-recurring items	0.02	--	0.07	0.08

Timber
Reported earnings	0.01	0.01	0.05	0.11
Adjustment of Gain on Sale of Timber Properties	0.01	--	0.01	--
Pension settlement loss	--	--	--	--

Earnings before non-recurring items	0.02	0.01	0.06	0.11

Corporate and All Other
Reported earnings (including rounding)	0.01	0.01	0.02	(0.01)
Pension settlement loss (including rounding)	--	--	0.02	--

Earnings before non-recurring items	0.01	0.01	0.04	(0.01)

Consolidated
Reported earnings	0.39	0.03	1.92	1.49
Total non-recurring items from above	0.01	0.28	(0.03)	0.39

Earnings before non-recurring items	$ 0.40	$ 0.31	$ 1.89	$ 1.88

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

	Three Months Ended June 30, (Unaudited)	Nine Months Ended June 30, (Unaudited)
SUMMARY OF OPERATIONS	2004	2003	2004	2003

Operating Revenues	$419,006	$449,530	$1,753,197	$1,738,302

Operating Expenses:
Purchased Gas	174,907	212,863	871,593	870,034
Fuel Used in Heat and Electric Generation	12,918	10,820	58,027	52,970
Operation and Maintenance	92,469	90,635	312,335	285,491
Property, Franchise and Other Taxes	17,785	20,730	56,172	64,084
Depreciation, Depletion and Amortization	47,351	47,259	141,768	142,168
Impairment of Oil and Gas Producing Properties	--	31,812	--	31,812

	345,430	414,119	1,439,895	1,446,559
Adjustment of Gain on Sale of Timber Properties	(1,252)	--	(1,252)	--
Adjustment of Loss on Sale of Oil and Gas Producing Properties	--	--	4,645	--

Operating Income	72,324	35,411	316,695	291,743
Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	306	(39)	403	489
Other Income	2,078	1,070	5,096	5,448
Interest Expense	(21,474)	(25,950)	(69,481)	(79,074)

Income Before Income Taxes and Minority Interest in
Foreign Subsidiaries	53,234	10,492	252,713	218,606
Income Tax Expense	20,963	9,150	90,503	87,062
Minority Interest in Foreign Subsidiaries	(292)	(877)	3,378	1,853

Income Before Cumulative Effect of Changes in Accounting	32,563	2,219	158,832	129,691
Cumulative Effect of Changes in Accounting	--	--	--	(8,892)

Net Income Available for Common Stock	$32,563	$2,219	$158,832	$120,799

Earnings Per Common Share:
Basic:
Income Before Cumulative Effect	$0.40	$0.03	$1.94	$1.61
Cumulative Effect of Changes in Accounting	--	--	--	(0.11)

Net Income Available for Common Stock	$0.40	$0.03	$1.94	$1.50

Diluted:
Income Before Cumulative Effect	$0.39	$0.03	$1.92	$1.60
Cumulative Effect of Changes in Accounting	--	--	--	(0.11)

Net Income Available for Common Stock	$0.39	$0.03	$1.92	$1.49

Weighted Average Common Shares:
Used in Basic Calculation	82,178,424	80,890,982	81,848,043	80,627,319

Used in Diluted Calculation	83,119,373	81,914,060	82,717,332	81,095,757

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	June 30, 2004	September 30, 2003
ASSETS
Property, Plant and Equipment	$4,792,980	$4,657,343
Less - Accumulated Depreciation, Depletion and Amortization	1,794,745	1,658,256

Net Property, Plant and Equipment	2,998,235	2,999,087

Current Assets:
Cash and Temporary Cash Investments	76,912	51,421
Receivables - Net	209,840	136,532
Unbilled Utility Revenue	17,882	20,568
Gas Stored Underground	23,500	89,640
Materials and Supplies - at average cost	42,709	32,311
Unrecovered Purchased Gas Costs	1,076	28,692
Prepayments	29,618	43,225
Fair Value of Derivative Financial Instruments	--	1,698

Total Current Assets	401,537	404,087

Other Assets:
Recoverable Future Taxes	84,818	84,818
Unamortized Debt Expense	20,034	22,119
Other Regulatory Assets	65,357	49,616
Deferred Charges	9,738	7,528
Other Investments	71,987	64,025
Investments in Unconsolidated Subsidiaries	16,064	16,425
Goodwill	5,476	5,476
Intangible Assets	47,763	49,664
Other	17,259	18,195

Total Other Assets	338,496	317,866

Total Assets	$3,738,268	$3,721,040

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 82,376,120 Shares
and 81,438,290 Shares, Respectively	$82,376	$81,438
Paid in Capital	496,349	478,799
Earnings Reinvested in the Business	734,382	642,690

Total Common Shareholder Equity Before
Items of Other Comprehensive Loss	1,313,107	1,202,927
Accumulated Other Comprehensive Loss	(75,345)	(65,537)

Total Comprehensive Shareholders' Equity	1,237,762	1,137,390
Long-Term Debt, Net of Current Portion	1,136,773	1,147,779

Total Capitalization	2,374,535	2,285,169

Minority Interest in Foreign Subsidiaries	37,350	33,281

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	39,900	118,200
Current Portion of Long-Term Debt	114,110	241,731
Accounts Payable	115,886	118,904
Amounts Payable to Customers	22,253	692
Other Accruals and Current Liabilities	175,512	52,851
Fair Value of Derivative Financial Instruments	52,289	17,928

Total Current and Accrued Liabilities	519,950	550,306

Deferred Credits:
Accumulated Deferred Income Taxes	402,781	423,282
Taxes Refundable to Customers	13,519	13,519
Unamortized Investment Tax Credit	7,673	8,199
Cost of Removal Regulatory Liability	88,977	84,821
Other Regulatory Liabilities	62,283	69,867
Pension Liability	149,572	154,871
Asset Retirement Obligation	27,445	27,493
Other Deferred Credits	54,183	70,232

Total Deferred Credits	806,433	852,284

Commitments and Contingencies	--	--

Total Capitalization and Liabilities	$3,738,268	$3,721,040

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(Thousands of Dollars)	2004	2003
Operating Activities:
Net Income Available for Common Stock	$158,832	$120,799
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Adjustment of Gain on Sale of Timber Properties	1,252	--
Adjustment of Loss on Sale of Oil and Gas Producing Properties	(4,645)	--
Depreciation, Depletion and Amortization	141,768	142,168
Impairment of Oil and Gas Producing Properties	--	31,812
Deferred Income Taxes	(8,993)	4,378
Cumulative Effect of Changes in Accounting	--	8,892
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	361	727
Minority Interest in Foreign Subsidiaries	3,378	1,853
Other	(148)	2,480
Change in:
Receivables and Unbilled Utility Revenue	(73,998)	(112,439)
Gas Stored Underground and Materials and
Supplies	55,917	56,582
Unrecovered Purchased Gas Costs	27,616	(1,747)
Prepayments	13,619	9,666
Accounts Payable	(3,094)	38,716
Amounts Payable to Customers	21,561	12,907
Other Accruals and Current Liabilities	122,000	46,343
Other Assets	(21,194)	(32,485)
Other Liabilities	(25,997)	(12,823)

Net Cash Provided by Operating Activities	$408,235	$317,829

Investing Activities:
Capital Expenditures	($122,295)	($ 96,838)
Investment in Subsidiaries, Net of Cash Acquired	--	(228,888)
Investment in Partnerships	--	(375)
Net Proceeds from Sale of Oil and Gas Producing Properties	5,062	--
Other	2,073	3,069

Net Cash Used in Investing Activities	($115,160)	($323,032)

Financing Activities:
Change in Notes Payable to Banks and
Commercial Paper	($ 78,300)	$55,778
Net Proceeds from Issuance of Long-Term Debt	--	248,513
Reduction of Long-Term Debt	(139,441)	(223,581)
Dividends Paid on Common Stock	(66,056)	(62,646)
Proceeds From Issuance of Common Stock	14,597	12,733

Net Cash Provided by (Used In) Financing Activities	($269,200)	$30,797

Effect of Exchange Rates on Cash	1,616	4,015

Net Increase in Cash and Temporary
Cash Investments	25,491	29,609
Cash and Temporary Cash Investments
at Beginning of Period	51,421	22,216

Cash and Temporary Cash Investments
at June 30	$76,912	$51,825

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION

(Thousands of Dollars)

	Three Months Ended June 30, (Unaudited)			Nine Months Ended June 30, (Unaudited)
			Increase			Increase
	2004	2003	(Decrease)	2004	2003	(Decrease)

Operating Revenues
Utility	$209,551	$226,000	$(16,449)	$1,043,125	$1,033,056	$10,069
Pipeline and Storage	50,448	51,108	(660)	158,045	146,011	12,034
Exploration and Production	76,992	75,752	1,240	225,594	233,735	(8,141)
International	22,122	17,248	4,874	112,723	102,019	10,704
Energy Marketing	67,376	93,966	(26,590)	240,732	262,542	(21,810)
Timber	13,071	11,255	1,816	41,624	43,125	(1,501)

Total Reportable Segments	439,560	475,329	(35,769)	1,821,843	1,820,488	1,355
All Other	3,400	840	2,560	10,468	1,543	8,925
Corporate	628	--	628	1,885	--	1,885
Intersegment Eliminations	(24,582)	(26,639)	2,057	(80,999)	(83,729)	2,730

Total Consolidated	$419,006	$449,530	$(30,524)	$1,753,197	$1,738,302	$14,895

Operating Income (Loss)
Before Income Taxes
Utility	$11,833	$19,285	$(7,452)	$108,196	$132,178	$(23,982)
Pipeline and Storage	22,783	23,335	(552)	69,255	68,474	781
Exploration and Production	35,754	(4,852)	40,606	104,293	52,705	51,588
International	(1,952)	(4,099)	2,147	18,333	15,182	3,151
Energy Marketing	1,834	(347)	2,181	8,777	9,481	(704)
Timber	1,538	2,024	(486)	7,586	15,480	(7,894)

Total Reportable Segments	71,790	35,346	36,444	316,440	293,500	22,940
All Other	569	34	535	2,554	(383)	2,937
Corporate	(35)	31	(66)	(2,299)	(1,374)	(925)

Total Consolidated	$72,324	$35,411	$36,913	$316,695	$291,743	$24,952

Net Income (Loss)
Utility	$4,167	$8,088	$(3,921)	$53,772	$67,096	$(13,324)
Pipeline and Storage	12,063	11,648	415	36,233	34,947	1,286
Exploration and Production	14,822	(15,435)	30,257	44,065	6,954	37,111
International	(1,612)	(3,466)	1,854	12,981	(3,359)	16,340
Energy Marketing	1,241	(67)	1,308	5,588	6,131	(543)
Timber	652	988	(336)	3,871	8,730	(4,859)

Total Reportable Segments	31,333	1,756	29,577	156,510	120,499	36,011
All Other	394	(124)	518	1,350	(70)	1,420
Corporate	836	587	249	972	370	602

Total Consolidated	$32,563	$2,219	$30,344	$158,832	$120,799	$38,033

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION   (Continued)

(Thousands of Dollars)

	Three Months Ended June 30, (Unaudited)			Nine Months Ended June 30, (Unaudited)
			Increase			Increase
	2004	2003	(Decrease )	2004	2003	(Decrease )

Depreciation, Depletion
and Amortization:
Utility	$9,838	$9,582	$256	$28,970	$28,608	$362
Pipeline and Storage	8,986	8,834	152	26,883	22,330	4,553
Exploration and Production	22,880	23,197	(317)	68,742	75,034	(6,292)
International	3,753	3,607	146	11,422	10,353	1,069
Energy Marketing	23	31	(8)	79	85	(6)
Timber	1,554	1,935	(381)	4,774	5,653	(879)

Total Reportable Segments	47,034	47,186	(152)	140,870	142,063	(1,193)
All Other	196	73	123	558	105	453
Corporate	121	--	121	340	--	340

Total Consolidated	$47,351	$47,259	$92	$141,768	$142,168	$(400)

Expenditures for
Long-Lived Assets
Utility	$12,674	$12,302	$372	$38,703	$36,034	$2,669
Pipeline and Storage	5,062	3,540	1,522	13,682	194,826	(181,144)
Exploration and Production	12,969	15,915	(2,946)	58,077	43,267	14,810
International	1,447	1,129	318	4,143	1,684	2,459
Energy Marketing	(11)	62	(73)	10	154	(144)
Timber	281	633	(352)	2,174	1,672	502

Total Reportable Segments	32,422	33,581	(1,159)	116,789	277,637	(160,848)
All Other	90	48,111	(48,021)	93	48,111	(48,018)
Corporate	895	353	542	5,413	353	5,060

Total Consolidated	$33,407	$82,045	$(48,638)	$122,295	$326,101	$(203,806)

      DEGREE DAYS

					Percent Colder (Warmer) Than:
Three Months Ended June 30	Norma	l	2004	2003	Norm	al	Last

Buffalo, NY	927		884	1,028	(4.6)		(14.0)
Erie, PA	885		786	987	(11.2)		(20.4)

Nine Months Ended June 30
Buffalo, NY	6,551		6,474	7,030	(1.2)		(7.9)
Erie, PA	6,142		5,991	6,673	(2.5)		(10.2)

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended June 30,			Nine Months Ended June 30,
			Increase			Increase
	2004	2003	(Decrease)	2004	2003	(Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	4,563	4,280	283	14,050	14,839	(789)
West Coast	1,018	1,081	(63)	3,018	3,382	(364)
Appalachia	1,208	1,448	(240)	3,894	3,836	58
Canada	1,578	1,249	329	4,874	4,280	594

	8,367	8,058	309	25,836	26,337	(501)

Average Prices (Per Mcf)
Gulf Coast	$6.06	5.52	$0.54	$5.52	$5.42	$0.10
West Coast	5.87	5.30	0.57	5.44	5.01	0.43
Appalachia	6.23	5.98	0.25	5.88	4.92	0.96
Canada	5.02	5.55	(0.53)	4.86	4.81	0.05
Weighted Average	5.87	5.58	0.29	5.44	5.19	0.25
Weighted Average after Hedging	5.25	4.83	0.42	5.04	4.43	0.61
Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	395	330	65	1,184	1,121	63
West Coast	651	712	(61)	2,012	2,179	(167)
Appalachia	4	3	1	15	7	8
Canada	89	573	(484)	253	1,817	(1,564)

	1,139	1,618	(479)	3,464	5,124	(1,660)

Average Prices (Per Barrel)
Gulf Coast	$36.80	$28.02	$8.78	$33.43	$29.23	$4.20
West Coast	33.56	24.44	9.12	30.26	26.08	4.18
Appalachia	32.55	30.51	2.04	29.50	28.79	0.71
Canada	32.25	25.36	6.89	29.50	26.19	3.31
Weighted Average	34.58	25.51	9.07	31.28	26.81	4.47
Weighted Average after Hedging	27.53	21.16	6.37	25.98	21.81	4.17
Total Production (Mmcfe)	15,201	17,766	(2,565)	46,620	57,081	(10,461)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe	$0.33	$0.31		$0.02	$0.37	$0.29	0.08
Lease Operating Expense per Mcfe	$0.78	1.01		(0.23)	0.76	0.91	(0.15)
Depreciation, Depletion & Amortization per Mcfe	$1.51	1	.31 *	0.20	$1.47	1.31	0.16

* Excludes impairment of oil and gas producing properties

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2004

SWAPS                                                     Volume                Average Hedge Price
Oil                                                        0.4 MMBBL            $25.41 / BBL
Gas                                                        3.4 BCF              $4.67 / MCF

No-cost Collars                                           Volume                Floor Price           Ceiling Price
Oil                                                        0.3 MMBBL            $24.41 / BBL          $28.58 / BBL
Gas                                                        0.9 BCF              $3.44 / MCF           $6.90 / MCF

Hedging Summary for Fiscal 2005

SWAPS                                                     Volume                Average Hedge Price
Oil                                                        2.7 MMBBL            $30.51 / BBL
Gas                                                        10.1 BCF             $5.55 / MCF

No-cost Collars                                           Volume                Floor Price           Ceiling Price
Oil                                                        0.1 MMBBL            $25.00 / BBL          $28.56 / BBL
Gas                                                        3.1 BCF              $5.03 / MCF           $8.02 / MCF

Hedging Summary for Fiscal 2006

SWAPS                                                     Volume                Average Hedge Price
Oil                                                        1.1 MMBBL            $30.29 / BBL
Gas                                                        2.7 BCF              $5.51 / MCF

Drilling Program
Nine Months Ended June 30, 2004:
Gross Wells Drilled
                                                                Gulf                  West                  East             Canada           Total
                                                          ------------------    ------------------    -----------------    ------------    ------------
Exploratory
    Successful                                                            0                     0                    3              24              27
    Unsuccessful                                                          1                     0                    0               3               4
Developmental
    Successful                                                            1                    49                   25              17              92
    Unsuccessful                                                          0                     2                    0               0               2
Total
    Successful                                                            1                    49                   28              41             119
    Unsuccessful                                                          1                     2                    0               3               6

Success Ratio                                                           50%                   96%                 100%             93%             95%

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

2005 Financial & Operating Guidance

     Total Production (Bcfe)                                                    50 - 55

     Production by Division (Bcfe)

     Gulf                                                                     17.3 - 20.0
     East                                                                      5.2 - 5.7
     West                                                                     19.5 - 20.3
     Canada                                                                    8.0 - 9.0

     Crude Oil Average 2005 NYMEX ($/Bbl) as of July 22, 2004 (without hedges):                         $38.66

     Forecast price differentials

     Gulf                                                                    -0.75 to -1.50
     East                                                                    -4.00 to -6.00
     West                                                                    -4.00 to -6.00
     Canada                                                                  -4.00 to -6.00

     Natural Gas Average 2005 NYMEX ($/Mmbtu) as of July 22, 2004 (without hedges):                     $6.36

     Forecast price differentials

     Gulf                                                                    -0.00 to -0.30
     East                                                                     0.10 to 0.40
     West                                                                    -0.10 to -0.40
     Canada                                                                  -0.60 to -1.40

     Cost and Expenses $ per Mcfe

     Lease Operating Expenses                                                 0.85 - 0.95
     Depreciation, Depletion and Amortization                                 1.50 - 1.60
     Other Taxes (% of Revenue)                                               0.06 - 0.08

     Other Operating Expenses                                                $5.5M - $7.5M
     Administrative and General                                               $24M - $27M

                   Capital Investment by Division                Number of Wells to be Drilled

     Gulf                     $28M - $29M                                       4 - 7
     East                     $11M - $12M                                      60 - 70
     West                     $19M - $20M                                      70 - 80
     Canada                   $30M - $32M                                      50 - 60
     Total                    $88M - $93M

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput — (millions of cubic feet — MMcf)

                                                                   Three Months Ended                                       Nine Months Ended
                                                                        June 30,                                                 June 30,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Retail Sales:
       Residential Sales                                    10,899            12,172           (1,273)              65,791           71,740             (5,949)
       Commercial Sales                                      1,812             2,069             (257)              12,019           13,367             (1,348)
       Industrial Sales                                        797               654              143                2,050            2,900               (850)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
                                                            13,508            14,895           (1,387)              79,860           88,007             (8,147)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
   Off-System Sales                                          4,151             4,587             (436)              14,254           14,196                 58
    Transportation                                          13,923            14,510             (587)              51,597           55,496             (3,899)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
                                                            31,582            33,992           (2,410)             145,711          157,699            (11,988)
                                                    ===============    ==============   ==============      ===============    =============    ===============

Pipeline & Storage Throughput- (MMcf)
                                                                   Three Months Ended                                       Nine Months Ended
                                                                        June 30,                                                 June 30,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Firm Transportation - Affiliated                        17,774            22,272           (4,498)             108,022          119,838            (11,816)
    Firm Transportation - Non-Affiliated                    48,366            47,660              706              176,329          165,242             11,087
    Interruptible Transportation                             6,995             3,173            3,822               10,891            7,487              3,404
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
                                                            73,135            73,105               30              295,242          292,567              2,675
                                                    ===============    ==============   ==============      ===============    =============    ===============

Energy Marketing Volumes
                                                                   Three Months Ended                                       Nine Months Ended
                                                                        June 30,                                                 June 30,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Natural Gas (MMcf)                                       9,918            11,945           (2,027)              35,908           38,417             (2,509)
                                                    ===============    ==============   ==============      ===============    =============    ===============

International Sales Volumes
                                                                   Three Months Ended                                       Nine Months Ended
                                                                        June 30,                                                 June 30,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Heating (Gigajoules)                                 1,221,736         1,144,220           77,516            7,965,921        8,203,420           (237,499)
                                                    ===============    ==============   ==============      ===============    =============    ===============

    Electricity (Megawatt hours)                           254,454           203,582           50,872              836,375          800,630             35,745
                                                    ===============    ==============   ==============      ===============    =============    ===============

Timber Board Feet (Thousands)
                                                                   Three Months Ended                                       Nine Months Ended
                                                                        June 30,                                                 June 30,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
   Log Sales                                                 1,392             1,091              301                5,208            6,828             (1,620)
   Green Lumber Sales                                        1,956             2,296             (340)               7,154            9,312             (2,158)
   Kiln Dry Lumber Sales                                     3,824             3,766               58               10,909            9,847              1,062
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
                                                             7,172             7,153               19               23,271           25,987             (2,716)
                                                    ===============    ==============   ==============      ===============    =============    ===============

3rd Quarter Release
July 29, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)                                             2004                      2003
                                                                      ----------------------    ---------------------

  Operating Revenues                                                          $ 419,006,000            $ 449,530,000
                                                                      ======================    =====================

  Income Before Cumulative Effect                                              $ 32,563,000              $ 2,219,000
  Cumulative Effect of Changes in Accounting                                              -                        -
                                                                      ----------------------    ---------------------
  Net Income Available for Common Stock                                        $ 32,563,000              $ 2,219,000
                                                                      ----------------------    ---------------------

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                                            $ 0.40                   $ 0.03
          Cumulative Effect of Changes in Accounting                                      -                        -
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 0.40                   $ 0.03
                                                                      ======================    =====================

   Diluted:
          Income Before Cumulative Effect                                            $ 0.39                   $ 0.03
          Cumulative Effect of Changes in Accounting                                      -                        -
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 0.39                   $ 0.03
                                                                      ======================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                  82,178,424               80,890,982
                                                                      ======================    =====================
      Used in Diluted Calculation                                                83,119,373               81,914,060
                                                                      ======================    =====================

Nine Months Ended June 30 (unaudited)

  Operating Revenues                                                        $ 1,753,197,000          $ 1,738,302,000
                                                                      ======================    =====================

  Income Before Cumulative Effect                                             $ 158,832,000            $ 129,691,000
  Cumulative Effect of Changes in Accounting                                              -               (8,892,000)
                                                                      ----------------------    ---------------------
  Net Income Available for Common Stock                                       $ 158,832,000            $ 120,799,000
                                                                      ======================    =====================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                                            $ 1.94                   $ 1.61
          Cumulative Effect of Changes in Accounting                                      -                    (0.11)
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 1.94                   $ 1.50
                                                                      ======================    =====================

   Diluted:
          Income Before Cumulative Effect                                            $ 1.92                   $ 1.60
          Cumulative Effect of Changes in Accounting                                      -                    (0.11)
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 1.92                   $ 1.49
                                                                      ======================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                  81,848,043               80,627,319
                                                                      ======================    =====================
      Used in Diluted Calculation                                                82,717,332               81,095,757
                                                                      ======================    =====================

Twelve Months Ended June 30 (unaudited)

  Operating Revenues                                                        $ 2,050,366,000          $ 1,982,911,000
                                                                      ======================    =====================

  Income Before Cumulative Effect                                             $ 216,977,000            $ 134,566,000
  Cumulative Effect of Changes in Accounting                                              -               (8,892,000)
                                                                      ----------------------    ---------------------
  Net Income Available for Common Stock                                       $ 216,977,000            $ 125,674,000
                                                                      ======================    =====================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                                            $ 2.66                   $ 1.67
          Cumulative Effect of Changes in Accounting                                      -                    (0.11)
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 2.66                   $ 1.56
                                                                      ======================    =====================

   Diluted:
          Income Before Cumulative Effect                                            $ 2.63                   $ 1.66
          Cumulative Effect of Changes in Accounting                                      -                    (0.11)
                                                                      ----------------------    ---------------------
          Net Income Available for Common Stock                                      $ 2.63                   $ 1.55
                                                                      ======================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                  81,722,179               80,515,018
                                                                      ======================    =====================
      Used in Diluted Calculation                                                82,586,783               80,909,655
                                                                      ======================    =====================